As filed with the Securities and Exchange Commission on May 30, 2002
                                          Registration No. 333-93325
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 2055549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S - 8
             REGESTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                           EDGEWATER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                              71-0788538
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             20 Harvard Mill Square
                         Wakefield, Massachusetts 01880
              (Address of Principal Executive Officers) (Zip Code)
                            ------------------------
                    STAFFMARK, INC. 1999 U.K. SHARESAVE PLAN

                            (Full title of the plan)
                            -------------------------
                             Gordon Y. Allison, Esq.
                   Executive Vice President - General Counsel
                           Edgewater Technology, Inc.
                               302 E. Millsap Rd.
                          Fayetteville, Arkansas 72703
                                 (479) 582-5444
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                                Brian Lynch, Esq.
                               Cooley Godward LLP
                               Reston Town Center
                                11951 Town Center
                             Reston, Virginia 20190
                                 (703) 456-8575

                          Deregistration of Securities

     The registrant changed its name to "Edgewater Technology, Inc." from "StaffMark, Inc." on June 29, 2002. This Post-Effective Amendment is being filed to deregister all of the 300,000 shares of common stock registered on the Edgewater Technology, Inc. Registration Statement on Form S-8, Registration No. 333-93325 originally filed with the Securities and Exchange Commission on December 22, 1999. There were never any issuances under this registration statement and the StaffMark, Inc. 1999 UK Sharesave Plan has been terminated. Accordingly, the Registrant hereby deregisters all of the shares of common stock of the Registrant that were registered under this registration statement. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under Item 601 of Regulation S-K are inapplicable to this filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on May 29, 2002.


                                                     EDGEWATER TECHNOLOGY, INC.


                                                     By: /s/ Gordon Y. Allison
                                                     ---------------------------
                                                     Gordon Y. Allison
                                                     Executive Vice President -
                                                     General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                          Title                                   Date
            -----------                                        ------                                  ------
/s/ Shirley Singleton                 President, Chief Executive Officer and Director            May 29, 2002
----------------------------
Shirley Singleton

/s/ Kevin Rhodes                      Chief Financial Officer (principal financial and           May 29, 2002
----------------------------          accounting officer)
Kevin Rhodes

/s/ Clete T. Brewer        *          Director
----------------------------
Clete T. Brewer

/s/ William J. Lynch       *          Director
----------------------------
William J. Lynch

/s/ Charles A. Sanders     *          Director
----------------------------
Charles A. Sanders

/s/ Bob L. Martin *                   Director
----------------------------
Bob L. Martin

/s/ Michael R. Loeb                   Director
----------------------------                                                                     May 29, 2002
Michael R. Loeb



By: /s/ Gordon Y. Allison                                                                        May 29, 2002
------------------------------
        Gordon Y. Allison
        * Attorney in Fact Pursuant to Power of Attorney dated December 20, 1999.


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